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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                          --------------------

                                FORM 8-K

                             CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  January 13, 2005

                            Adams Golf, Inc.
           (Exact Name of Registrant as Specified in Charter)

          Delaware                  000-24583            75-2320087
(State or Other Jurisdiction      (Commission          (IRS Employer
     of Incorporation)            File Number)      Identification No.)

      300 Delaware Avenue, Suite 572
           Wilmington, Delaware                            19801
  (Address of Principal Executive Offices)              (Zip Code)


                              (302) 427-5892
          Registrant's telephone number, including area code



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [   ]     Written communications pursuant to Rule 425 under the
               Securities Act (17 CFR 230.425)

     [   ]     Soliciting material pursuant to Rule 14a-12(b) under the
               Exchange Act (17 CFR 240.14a-12(b))

     [   ]     Pre-commencement communications pursuant to Rule 14d-2(b)
               under the Exchange Act (17 CFR 240.14d-2(b))

     [   ]     Pre-commencement communications pursuant to Rule 13e-4(c)
               under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2005 Adams Golf, Inc. (the "Company") entered into an Endorsement Agreement with Tom Watson that extends the Company's relationship with Mr. Watson. The Company first entered into a Golf Consultant Agreement with Mr. Watson in August 1999, which was renegotiated in September of 2002 and expired on August 31, 2004.

Under the terms of the Endorsement Agreement, Mr. Watson must meet and maintain certain performance requirements, which include, but are not limited to, exclusive use of the Company's products, display of the Registrant's marks and logo during certain golf events, participation in a minimum number of events and feedback on performance of the Company's products. Mr. Watson shall receive compensation for his endorsement, which includes bonuses based on performance in particular PGA and SPGA events and bonuses based on annual SPGA tour performance. Either the Company or Mr. Watson may terminate the Endorsement Agreement with written notice upon the occurrence of certain events, including a material breach of the Endorsement Agreement after opportunity to cure.


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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ADAMS GOLF, INC.


Date:  January 13, 2005                By:  /s/  ERIC LOGAN
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                                           Eric Logan
                                           Chief Financial Officer